CHANGE OF CONTROL
                                   AGREEMENT


      1. This is a Change of Control Agreement between Bernie Feiwus (the Executive ) and NM Direct (also referred to as the Company ). For the
purposes  of this Agreement, the   Company  includes The  Neiman Marcus Group,
Inc.

      2. Although the Executive is employed at-will by NM Direct, the Company values the Executive s services and wishes to provide some protection should the Executive s services be terminated under certain circumstances. Therefore, in recognition of the Executive s value and in consideration of the Executive s agreeing to remain employed at NM Direct, the Company is willing to enter into this Change of Control Agreement.

      3.    a.    If  the  Executive s services  are terminated  without cause within 24 months following a change of control of NM Direct, as a change of  control is defined in paragraph 4.b.,  or if within  24  months  after  a  change of  such  control,  the
                  Executive resigns his employment because he is not permitted
                  to  continue   in  a  position  comparable   in  duties  and
                  responsibilities to that which he held before a change of control, the Executive will receive a termination package consisting of an amount equivalent to one and one half times his then-current, one year, base salary, which amount would be paid in 18 regular, monthly installments following such termination.

            b. Notwithstanding the payment obligation set forth in 3.a., should the Executive be engaged in employment (including contract employment or self-employment) of any kind, during the period beginning 6 months after the covered termination or resignation following a change of control, the salary obligation will be reduced, dollar-for-dollar, by the amount the Executive earns through such employment.

      4.    For purposes of this Agreement,

            a.     For  cause  means, that  in the reasonable  judgment of the
                  Company, the Executive:

                  (1)   failed  to  devote  this   full  time,  loyalty,  best
                        efforts,   skills,  knowledge   and  ability   to  the
                        performance of his duties;

                  (2) committed an act of malfeasance or failed to render services exclusively to the Company; or

                  (3) engaged in conduct detrimental to the best interests of the Company.





            b.     Change  of   control   means:  (i)  the  sale   of  all  or
                  substantially all of the assets of NM Direct to an entity other than Harcourt General, Inc. or an entity wholly owned, or controlled by the Company or Harcourt General, Inc.; (ii) the sale of all or substantially all of the assets of the Company to an entity other than Harcourt General, Inc. or an entity wholly owned or controlled by the Company or Harcourt General, Inc.; or (iii) any person, entity or group having greater voting power in the election of Company directors than Harcourt General, Inc.


      5. Payment of the amounts set forth in paragraph 3 constitutes full satisfaction of all financial obligations of the Company to the Executive (if any) which arise from or relate in any way to the Executive s separation from employment, including the right to severance pay, attending a change of control of the Company. However, nothing in this paragraph affects any earned, vested rights that the Executive may have under the applicable provisions of: (i) any life insurance policy or plan (group or otherwise)
maintained for the Executive by the Company or (ii) any other employee benefit pension plan, as defined by Section 3 of ERISA, then in effect and in which the Executive is participating under the terms of such plan.

      6. The invalidity of all or any part or provision of any section of this Change of Control Agreement will not render invalid the remainder of this Agreement or the remainder of such sections or any other of its provisions.

      7. This Change of Control Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the termination of the Executive s employment due to a change of control. The Agreement may not be changed orally. It may be changed only by written agreement signed by the party against whom any waiver, charge, amendment, modification or discharge is sought.

      8. The Change of Control Agreement will be construed as to both validity and performance and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof.



                                    NM DIRECT




                              By:   /S/ ROBERT A. SMITH


                                        BERNIE FEIWUS
                              By:   /S/ BERNIE FEIWUS